Exhibit 10.59

September 13, 2006

Frank Ambrose

Senior Vice President

22270 Pacific Boulevard

Dulles, VA 20166

RE:	Agreement related to certain terms of Letter Agreement dated May 31, 2006 regarding the Narrowband Agreements.

Dear Mr. Ambrose:

This letter memorializes Level 3’s and AOL’s agreement related to certain terms of the Letter Agreement dated May 31, 2006 (the “Letter Agreement”). Capitalized terms used but not defined herein have the meaning given to them in the Letter Agreement.

Notwithstanding anything in Section 12 of the Letter Agreement to the contrary, Level 3 agrees to decommission ports as requested in the Decommissioning Notice provided to Level 3 from AOL on September 1, 2006, provided that such decommissioning will be effective and occur on October 5, 2006.

In consideration of Level 3’s agreement to the decommissioning described above, AOL hereby waives any right to the Incentive Discount described in Section 6 of the Letter Agreement.

Please indicate your acceptance of the terms of this letter by execution of the same and return of a copy to the undersigned at your earliest convenience to enable Level 3 to proceed in accordance with this agreement.

Sincerely,

/s/ Glenn Russo
Glenn Russo
Group Vice President

Accepted and agreed:

AOL LLC

/s/ Frank Ambrose
Frank Ambrose
Senior Vice President

Level 3 Communications, LLC 1025 Eldorado Boulevard Broomfield, Colorado 80021
www.Level3.com